Exhibit 99.2

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Consolidated Financial Statements

March 31, 2010 and 2009

(With Independent Auditors’ Report Thereon)

KPMG LLP

Suite 3800

1300 South West Fifth Avenue

Portland, OR 97201

Independent Auditors’ Report

The Board of Directors
Rockford Holdings Corporation:

We have audited the accompanying consolidated balance sheets of Rockford Holdings Corporation and subsidiaries (the Company) as of March 31, 2010 and 2009 and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rockford Holdings Corporation and subsidiaries as of March 31, 2010 and 2009 and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Portland, Oregon
August 10, 2010

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2010 and 2009

	2010	2009
Assets
Current assets:
Cash and cash equivalents	$19,985,251	10,635,274
Accounts receivable, less allowance for doubtful accounts of $33,000 and $80,066 at March 31, 2010 and 2009, respectively	5,015,310	10,786,182
Costs and estimated earnings in excess of billings	1,133,111	685,951
Tax receivable	321,545	1,624,464
Deferred tax assets	1,733,505	601,111
Prepaid expenses	142,410	66,954
	28,331,132	24,399,936
Restricted investments	2,400,000	2,050,000
Property and equipment, net	20,472,033	19,589,522
Intangible asset, net	—	27,225
Goodwill	3,865,630	3,865,630
Total assets	$55,068,795	49,932,313
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,142,837	2,177,254
Accrued liabilities	6,221,633	2,534,637
Billings in excess of costs and estimated earnings	459,463	949,202
Current portion of long-term debt	845,081	304,871
Current portion of capital lease obligations	2,625,561	3,679,148
	11,294,575	9,645,112
Other long-term liabilities	—	65,689
Long-term debt	1,247,062	594,703
Long-term capital lease obligations	564,908	3,265,331
Deferred tax liabilities	3,882,503	3,337,525
Total liabilities	16,989,048	16,908,360
Stockholders’ equity:
Preferred stock, $.0001 par value. Authorized 5,000 shares; no shares issued and outstanding	—	—
Common stock, $.0001 par value. Authorized 15,000 shares; issued and outstanding 1,435 shares	—	—
Additional paid-in capital	14,130,293	14,130,293
Retained earnings	23,949,454	18,893,660
Total stockholders’ equity	38,079,747	33,023,953
Total liabilities and stockholders’ equity	$55,068,795	49,932,313

See accompanying notes to the consolidated financial statements.

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Income

Years ended March 31, 2010 and 2009

	2010	2009
Revenue	$166,223,033	288,256,091
Construction costs	128,650,278	254,017,203
Depreciation and amortization	3,690,006	3,406,509
Loss on sale of property and equipment	244,418	7,312
Gross margin	33,638,331	30,825,067
Operating and administrative expenses	9,571,441	8,943,588
Income from operations	24,066,890	21,881,479
Other income (expense):
Interest income	32,462	82,860
Interest expense	(406,823)	(634,811)
Income before income taxes	23,692,529	21,329,528
Income taxes	8,636,735	7,752,299
Net income	$15,055,794	13,577,229

See accompanying notes to the consolidated financial statements.

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

Years ended March 31, 2010 and 2009

	Common stock		Additional	Retained	Stockholders’
	Shares	Amount	paid-in capital	earnings	equity
Balance, March 31, 2008	1,392	$—	13,717,286	12,016,431	25,733,717
Dividends	—	—	—	(6,700,000)	(6,700,000)
Exercise of warrants	43	—	413,007	—	413,007
Net income	—	—	—	13,577,229	13,577,229
Balance, March 31, 2009	1,435	—	14,130,293	18,893,660	33,023,953
Dividends	—	—	—	(10,000,000)	(10,000,000)
Net income	—	—	—	15,055,794	15,055,794
Balance, March 31, 2010	1,435	$—	14,130,293	23,949,454	38,079,747

See accompanying notes to the consolidated financial statements.

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended March 31, 2010 and 2009

	2010	2009
Cash flows from operating activities:
Net income	$15,055,794	13,577,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,662,781	3,243,177
Amortization of intangible assets	27,225	163,332
Loss on sale of property and equipment	244,418	7,312
Deferred income taxes	(587,416)	387,037
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable, net	5,770,872	25,137,502
Costs and estimated earnings in excess of billings	(447,160)	4,994,003
Tax receivable	1,302,919	(2,248,566)
Prepaid expenses	(75,456)	(47,004)
Increase (decrease) in:
Accounts payable, accrued liabilities, and other long-term liabilities	2,586,890	(10,450,111)
Billings in excess of costs and estimated earnings	(489,739)	(6,311,653)
Net cash provided by operating activities	27,051,128	28,452,258
Cash flows from investing activities:
Proceeds from sale of property and equipment	64,065	3,000
Increase in restricted investments	(350,000)	(1,550,000)
Purchases of property and equipment	(3,126,540)	(1,532,240)
Net cash used in investing activities	(3,412,475)	(3,079,240)
Cash flows from financing activities:
Proceeds from exercise of warrants	—	413,007
Payment of dividends	(10,000,000)	(6,700,000)
Repayments of term debt and capital lease obligations	(4,288,676)	(3,751,540)
Borrowings from banks and credit facilities	—	35,712,510
Repayments on bank and credit facilities	—	(41,206,206)
Net cash used in financing activities	(14,288,676)	(15,532,229)
Increase in cash and cash equivalents	9,349,977	9,840,789
Cash and cash equivalents, beginning of year	10,635,274	794,485
Cash and cash equivalents, end of year	$19,985,251	10,635,274
Supplemental disclosure of cash flow information:
Cash paid for interest	$406,823	634,811
Cash paid for income taxes, net of refunds	8,016,206	9,345,220
Supplemental disclosure of noncash financing information:
Equipment acquired through capital lease	$1,727,235	4,001,144

See accompanying notes to the consolidated financial statements.

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

(1)       Nature of Operations

Rockford Holdings Corporation (the Company) was incorporated in the State of Delaware on May 22, 2006 and acquired Rockford Corporation on June 12, 2006. The Company is engaged as a general contractor in the construction of underground pipelines for the transmission of petrol and natural gas transportation.

(2)       Significant Accounting Policies

(a)       Basis of Presentation

The consolidated financial statements include the consolidated results of the Company and its wholly owned subsidiaries, Rockford Corporation and Rocket Directional Drilling, Inc. All significant intercompany transactions have been eliminated in consolidation. The acquired company (Rockford Corporation) was incorporated in March 1990 as an Oregon corporation.

(b)       Cash Equivalents

Cash equivalents consist of all highly liquid investments purchased with an original maturity of three months or less at the date of acquisition. The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. Certain of the Company’s balances exceed the FDIC limits.

(c)        Restricted Investments

Restricted investments represent securities pledged on a standby letter of credit to an insurance company. Management estimates it will be required to maintain the securities on the standby letter of credit in excess of one year, accordingly, they are classified as a long-term asset.

(d)       Financial Instruments

The carrying value of the Company’s financial instruments, including restricted investments, accounts receivable, accounts payable, accrued liabilities, income taxes payable, and current portion of long-term debt and capital leases approximates their fair value primarily due to their short-term maturities. Based on the borrowing rates currently available to the Company for loans with similar terms, the carrying value of its long-term debt approximates its fair value.

(e)        Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience and the economic condition of the customer.

(f)        Revenue Recognition

Revenue on construction contracts is recognized on the percentage-of-completion method, measured by the ratio of costs incurred to date to estimated total costs. Under this method, the costs incurred and the related revenue are included in the consolidated statements of income as work progresses.

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

Contract costs include all direct material, labor, subcontractors, and equipment costs and those indirect costs related to contract performance such as indirect labor, insurance, and repair costs. General and administrative costs are charged to expense as incurred. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which such adjustments are determined.

Revenue recognized in excess of billings is recorded as “costs and estimated earnings in excess of billings” and billings in excess of revenue recognized is recorded as “billings in excess of costs and estimated earnings” in the accompanying consolidated balance sheets.

The Company evaluates its in-process contracts and recognizes a loss for any forecasted losses as of the end of the reporting period.

Sales taxes collected from customers and remitted to government authorities are accounted for on a net basis and therefore are excluded from revenues in the accompanying consolidated statements of income.

Revenue in the accompanying consolidated statements of income includes $287,326 and $973,577, respectively, of rental revenue.

The Company recognized revenue in the period ending March 31, 2010 and 2009 of $3,616,062 and $0, respectively, for services that were provided in prior periods but were not previously recognized due to uncertainties regarding realization. These uncertainties were resolved and revenue recognized in proceeding periods, as noted.

(g)       Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Equipment held under capital leases is stated at the present value of minimum lease payments. Depreciation is charged to expense over the estimated useful lives of the assets on a straight-line basis. Equipment held under capital leases is amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. Repair and maintenance costs are expensed as incurred. The following are the estimated useful lives of property and equipment at March 31, 2010 and 2009.

Light trucks	5 years
Heavy equipment	3 — 10 years
Office equipment	5 — 7 years

(h)       Income Taxes

The Company uses the asset and liability method to account for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the date of enactment. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

(i)        Use of Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. The Company estimates total contract cost and the extent of progress toward completion and recognizes a loss on a contract if the total estimated costs exceed the forecasted revenue. The actual costs to complete the contract and ultimate amount of revenue to be recognized could differ from those estimates. Other significant areas requiring the use of management estimates relate to the collectibility of accounts receivable, ongoing valuation of goodwill, warranty accrual, and the estimated useful lives of assets. Actual results may differ from those estimates.

(j)        Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable assets acquired in a business combination. Goodwill is not amortized, but instead is tested for impairment at least annually in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350, Intangibles — Goodwill and Other.

The entire goodwill balance, established upon the acquisition of Rockford Corporation, is deductible for income tax purposes on a straight-line basis over 15 years.

(k)       Intangible Assets

Intangible assets comprised the portion of the purchase price ascribed to the noncompete agreements that existed when the Company acquired all of the outstanding shares of Rockford Corporation on June 12, 2006.

The noncompete agreements were amortized over a three-year period using the straight-line method, and included in intangible assets, net on the accompanying consolidated balance sheets. The amounts were fully amortized during the year ended March 31, 2010.

(l)        Impairment of Long-Lived Assets

In accordance with FASB ASC 360, items such as property, plant, and equipment, and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. No impairment losses were recognized in the years ended March 31, 2010 and 2009.

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

(m)      Insurance

The Company uses a combination of purchased insurance programs for medical, casualty, liability, vehicular, and workers’ compensation claims. The Company is liable for insurance claims up to predetermined amounts above which third-party insurance applies. The Company is contingently liable to insurance carriers under its workers’ compensation and liability policies and has designated and maintained a restricted investment account as reflected in the accompanying consolidated balance sheets. As of March 31, 2010 and 2009, self-insurance reserves were $1,308,775 and $797,787, respectively, and reported in accrued liabilities in the accompanying consolidated balance sheets.

(n)       Risks and Uncertainties

It is typical for the Company to obtain a few construction contracts per year that constitute a significant portion of annual revenue. Typically, these construction projects are with different customers from year to year.

As of March 31, 2010, accounts receivable from one customer comprised 59% of the total net accounts receivable balance. Two other customers comprised 18% and 11% of accounts receivable as of March 31, 2010. Additionally during the year ended March 31, 2010, two construction projects comprised 57% and 16% of the Company’s total revenue, respectively.

As of March 31, 2009, accounts receivable from one customer comprised 34% of the total net accounts receivable balance. Three other customers comprised 20%, 17%, and 9%, of accounts receivable as of March 31, 2009. Additionally during the year ended March 31, 2009, two construction projects comprised 50% and 29% of the Company’s total revenue, respectively.

The owners of the Company have not issued personal guarantees on behalf of the Company and therefore have been unable to secure a surety credit line. This could have a material effect on Company’s ability to secure certain construction contracts where a surety bond is required. The Company believes the risk is mitigated in part by the ability to negotiate away from these requirements and its long-standing relationships in the industry.

(3)       Assets and Liabilities Measured at Fair Value

FASB ASC 820, Fair Value Measurements, establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•          Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•          Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•          Level 3 inputs are unobservable inputs for the asset or liability.

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of financial instruments within the fair value hierarchy:

	March 31, 2010
	Total	Level 1	Level 2	Level 3
Cash equivalents	$755,190	—	755,190	—
Long-term restricted investments	2,400,000	323,488	2,076,512	—

	March 31, 2009
	Total	Level 1	Level 2	Level 3
Long-term restricted investments	$2,050,000	—	2,050,000	—

Cash equivalents include short-term interest bearing instruments with maturities of three months or less at the date of purchase. The carrying amount of these instruments approximates their value due to their short-term maturities. Long-term restricted investments consist of a certificate of deposit with a maturity greater than three months at the date of purchase and cash equivalents with maturities of three months or less at the date of purchase. As of March 31, 2010 and 2009, the maturity of all restricted investments was less than ten months; as a result, their reported carrying amounts approximate their fair value.

(4)       Accounts Receivable

At March 31, 2010 and 2009, accounts receivable are summarized as follows:

2010
Currently due on contracts
	Outstanding	Outstanding	Total
	less than	more than	currently
	90 days	90 days	receivable
Contracts receivable	$1,812,762	207,080	2,019,842

Total
retainage
receivable
Retainage due on contracts	$2,995,468

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

2009
Currently due on contracts
	Outstanding	Outstanding	Total
	less than	more than	currently
	90 days	90 days	receivable
Contracts receivable	$4,100,605	143,308	4,243,913

Total
retainage
receivable
Retainage due on contracts	$6,542,269

Management is unaware of any other claims or disputes regarding its accounts receivable. The allowance for doubtful accounts has been presented within the reported amounts outstanding for more than 90 days.

(5)       Costs and Estimated Earnings on Uncompleted Contracts

Details of uncompleted contracts at March 31 are as follows:

	2010	2009
Costs incurred on uncompleted contracts	$7,750,886	154,514,165
Estimated profit on contracts	26,908	18,509,018
Earned contract revenue	7,777,794	173,023,183
Less billings to date	7,104,146	173,286,434
	$673,648	(263,251)

Included in the accompanying consolidated balance sheets under the following captions:

	2010	2009
Costs and estimated earnings in excess of billings	$1,133,111	685,951
Billings in excess of costs and estimated earnings	(459,463)	(949,202)
	$673,648	(263,251)

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

(6)       Property and Equipment

	2010
		Accumulated
		depreciation
		and	Net book
	Cost	amortization	value
Light trucks	$3,446,912	1,439,778	2,007,134
Heavy equipment	26,921,677	8,545,756	18,375,921
Office equipment	154,778	65,800	88,978
	$30,523,367	10,051,334	20,472,033

	2009
		Accumulated
		depreciation
		and	Net book
	Cost	amortization	value
Light trucks	$2,681,265	1,314,600	1,366,665
Heavy equipment	23,849,548	5,702,203	18,147,345
Office equipment	115,219	39,707	75,512
	$26,646,032	7,056,510	19,589,522

(7)       Long-Term Debt

The following long-term debt obligations were outstanding as of March 31:

	2010	2009
Long-term debt:
Key Bank equipment loan	$594,703	899,574
Caterpillar Financial Services	1,497,440	—
	2,092,143	899,574
Less current portion of long-term debt	(845,081)	(304,871)
Total long-term debt	$1,247,062	594,703

In the year ended March 31 2009, the Company entered into a revolving line of credit (LOC) with Key Bank in the amount of $12,000,000. The interest rate on the LOC is at the option of the Company and is either the Prime Rate or LIBOR plus 2.75% and is payable monthly. No amounts were outstanding on the LOC as of March 31, 2010 or 2009. The LOC expires on January 1, 2011. The LOC is secured by substantially all assets of the Company. The LOC requires the Company must maintain compliance with certain financial and nonfinancial covenants.

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

On January 23, 2009, the Company entered into an equipment loan of 36 months with Key Bank, payable in monthly installments, with a variable rate of LIBOR plus 2.75%. The interest rate was 3.25% and 3.31% at March 31, 2010 and 2009, respectively. The loan is collateralized by certain equipment and assets of the Company.

On December 4, 2009, the Company entered into four vendor-financed loans of 36 months each with Caterpillar Financial Services, payable in monthly installments, with a fixed rate of 3.87%. The loans are collateralized by the equipment purchased.

The following is a schedule of payments in relation to the Company’s long-term debt as of March 31, 2010:

2011	$845,081
2012	822,762
2013	424,300
$2,092,143

On January 23, 2009, the Company entered into an interest rate swap with Key Bank. The notional amount of the swap was $595,000 and $900,000 as of March 31, 2010 and 2009, respectively. Under the transaction the Company pays a fixed rate of 4.94% and in exchange receives LIBOR plus 2.75%. The swap expires January 15, 2012. Management has determined the value of the swap to be inconsequential as of March 31, 2010 and 2009.

(8)       Income Taxes

Income tax expense differs from the amount that would be computed by applying the federal income tax rate of 35% to earnings before income taxes. The reasons for differences are as follows:

	2010	2009
Income tax at statutory rate	$8,292,385	7,465,334
State income tax, net of federal benefit	421,494	294,437
Non-deductible items	406,731	415,678
Domestic production activities deduction	(483,875)	(423,150)
	$8,636,735	7,752,299

	2010	2009
Income taxes:
Current	$9,224,151	7,365,262
Deferred	(587,416)	387,037
	$8,636,735	7,752,299

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

The tax effects that give rise to a significant portion of the deferred tax assets and liabilities at March 31, 2010 and 2009 are presented below:

	2010	2009
Current deferred tax assets:
Warranty reserve	$1,023,297	172,960
Accrued bonuses	180,480	75,200
Insurance reserve	376,000	299,967
Accrued expenses	141,320	52,984
Other	12,408	—
Current deferred tax assets	$1,733,505	601,111
Noncurrent deferred tax liabilities:
Fixed assets	$(3,694,504)	(3,189,423)
Other intangible assets including goodwill	(187,999)	(137,866)
Noncompete agreements	—	(10,236)
Noncurrent deferred tax liabilities	$(3,882,503)	(3,337,525)

As reflected above, the Company has recorded deferred tax assets of $1,733,505 and $601,111 at March 31, 2010 and 2009, respectively. Management has determined that a valuation allowance is not necessary at March 31, 2010 and 2009 because it is more likely than not that the deferred tax assets will be realized through future profits in operations.

FASB ASC 740-10, Income Taxes clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, and classification of amounts relating to uncertain tax positions, accounting for and disclosure of interest and penalties, accounting in interim periods, disclosures and transition relating to the adoption of the new accounting standard. The Company adopted FASB ASC 740-10 as of April 1, 2009. Upon adoption, the Company’s reserve for uncertain tax positions was unchanged. As of the date of adoption, the Company’s unrecognized tax benefits totaled $50,597, of which $47,168, if recognized, would favorably affect the effective tax rate. The Company’s unrecognized tax benefits decreased by $50,597 during 2010. At March 31, 2010, the Company had no unrecognized tax benefits.

The Company will recognize interest and penalties related to unrecognized tax benefits as a component of income tax expense. At April 1, 2009, interest and penalties associated with unrecognized tax benefits were $11,987 and $10,119, respectively. At March 31, 2010 there were no interest or penalties associated with unrecognized tax benefits.

The Company is subject to federal and state income taxes. At April 1, 2009, the Company’s statutes of limitations were closed for all federal and state years before 2005 and 2004, respectively. At March 31, 2010, the Company’s statutes of limitations are closed for all federal and state years before 2006 and 2005, respectively. The Company is not currently under Internal Revenue Service (IRS) or state examination.

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

The Company does not anticipate any significant increases or decreases in its unrecognized tax benefits within the next 12 months.

Tax receivable as reported in the accompanying balance sheet includes sales tax refunds of $193,314 and $215,585 as of March 31, 2010 and 2009, respectively.

(9)       Related-Party Transactions

During the years ended March 31, 2010 and 2009, the Company paid $86,520 and $78,482, respectively, in lease payments for two parcels of land owned by a shareholder of the Company. The Company renewed the lease in January 2010 for period of five years, with monthly payments of $7,500.

(10)     Employee Retirement Plans

The Company has a defined contribution 401(k) plan (the Plan) for all of its nonunion employees. Participants may defer up to the maximum allowed by IRS regulations. Under the Plan, the Company contributes 4% match and 3% of qualifying wages, respectively, to all qualified participants in addition to discretionary contributions, subject to IRS regulations. During the year ended March 31, 2010 and 2009, the Company contributed $375,002 and $408,697, respectively, to the Plan.

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

(11)     Commitments and Contingencies

(a)       Capital and Operating Leases

The Company leases various equipment and real property, including related-party owned property (note 9). Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of March 31, 2010 are as follows:

	Capital	Operating
	leases	leases
Year ending March 31:
2011	$2,741,271	191,184
2012	583,095	129,853
2013	—	90,000
2014	—	90,000
2015	—	71,250
Total minimum lease payments	3,324,366	572,287
Less amount representing interest (interest rates range from 5.5% to 8.5%)	(133,897)
Present value of lease payments	3,190,469
Less current installments of obligations under capital leases	(2,625,561)
Obligations under capital leases excluding current installments	$564,908

Total rent expense for the years ended March 31, 2010 and 2009 was approximately $10,021,000 and $34,009,000, respectively, consisting of both rent under noncancelable operating leases and month-to-month rental obligations.

(b)       Collective Bargaining Agreements

The Company is subject to certain collective bargaining agreements with five trade unions including carpenter, labor, teamster, UA welders and journeyman, and operating engineers. The majority of labor contracts are negotiated by the Pipeline Association. Collectively bargained employed personnel constitute approximately 97% of employees. These agreements are negotiated approximately every three years and some agreements are currently under negotiation in the normal course of business.

The Company contributes to approximately 20 separate multi-employer health, welfare, and pension plans for employees that are covered under collective bargaining agreements. The pension plans provide defined benefits to retired participants. The Company recognizes as net pension cost the contractually required contribution for the period and recognizes as a liability any contributions due

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

and unpaid. The Company does not directly manage multi-employer plans. The trusts covering these plans are generally managed by trustees, half of whom the unions appoint and half of whom various contributing employers appoint. The Company expensed $13,344,221 and $22,225,940 of contributions made under these multi-employer plans for the years ended March 31, 2010 and 2009, respectively.

In 2006, the Pension Protection Act became law and modified both the Internal Revenue Code (as amended, the Code) as it applies to multi-employer pension plans and the Employment Retirement Income Security Act of 1974 (as amended, ERISA). The Code and ERISA (in each case, as so modified) and related regulations establish minimum funding requirements for multi-employer pension plans. The funding status of these plans is determined by the following factors:

•                              The number of participating active and retired employees

•                              The number of contributing employers

•                              The amount of each employer’s contractual contribution requirements

•                              The investment returns of the plans

•                              Plan administrative costs

•                              The number of employees and retirees participating in the plan who no longer have a contributing employer

•                              The discount rate used to determine the funding status

•                              The actuarial attributes of plan participants (such as age, estimated life, and number of years until retirement)

•                              The benefits defined by the plan

If any of the multi-employer pension plans fails to:

•                              Meet minimum funding requirements;

•                              Meet a required funding improvement or rehabilitation plan that the Pension Protection Act may require for certain of the Company’s underfunded plans;

•                              Obtain from the IRS certain changes to or a waiver of the requirements in how the applicable plan calculates its funding levels; or

•                              Reduce pension benefits to a level where the requirements are met.

The Pension Protection Act could require the Company to make additional contributions to the multi-employer pension plans. The Company is not aware of any current additional funding requirements and currently has no plans to withdrawal from any of its multi-employer plans and, accordingly, does not maintain any associated reserves.

(Continued)

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2010 and 2009

(c)        Legal Proceedings

The Company is subject to a variety of other claims and lawsuits that arise from time to time in the ordinary course of business. While the Company currently believes that the resolution of the claims against the Company, individually or in aggregate, will not have a material adverse impact on the consolidated financial position, results of operations, or cash flows, these matters are subject to inherent uncertainties and the Company’s view of these matters may change in the future. Accordingly, the Company has not established a reserve for any of these matters as of March 31, 2010 and 2009.

(d)       Warranties

In general, warranty terms of contracts cover workmanship for one year after customer acceptance. The items covered under warranty include topographic land repairs, road reconstruction, and repairs of the pipeline. The Company accrues warranty costs upon the recognition of the related revenues, based on its best estimates, with respect to past experience. The estimated warranty obligation at March 31, 2010 and 2009 was $2,692,888 and $460,000, respectively, and accordingly, has been reflected in accrued liabilities in the accompanying consolidated balance sheets. Total warranty expense for fiscal year 2010 was $3,441,027 offset by payments in 2010 of $1,208,139. Warranty expense and payments in fiscal year 2009 were not significant.

(12)     Subsequent Events

The Company assessed subsequent events from the balance sheet date through August 10, 2010, the date at which the financial statements were available to be issued, and determined there are no other items to disclose.